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                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Stock Purchase Plan and 2000 Equity Incentive Plan of the Company, of our report dated May 12, 2000, except for Note 14 as to which the date is August 1, 2000, with respect to the consolidated financial statements of American Medical Systems Holdings, Inc., included in its Registration Statement on Form S-1 filed with the Securities and Exchange Commission.


                                                  /s/Ernst & Young LLP




Minneapolis, Minnesota
August 10, 2000